Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Share Incentive Plan of Innoviz Technologies Ltd. of our report dated March 9, 2023, with respect to the consolidated financial statements of Innoviz Technologies Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
March 12, 2024	A Member of EY Global